THIRD AMENDED AND RESTATED

BYLAWS

of

DOUBLELINE OPPORTUNISTIC CREDIT FUND

Dated as of May 19, 2022

ARTICLE 1

Agreement and Declaration of Trust and Offices

1.1 Offices of the Trust. The Trust may have one or more offices within or outside The Commonwealth of Massachusetts as the Trustees may determine or as they may authorize.

1.2 Agreement and Declaration of Trust. These Third Amended and Restated Bylaws (the “Bylaws”) shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the “Declaration of Trust”), of DoubleLine Opportunistic Credit Fund, the Massachusetts business trust established by the Declaration of Trust (the “Trust”). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

ARTICLE 2

Trustees

2.1 Trustee Qualifications. All individuals nominated, elected, appointed, and/or qualified to serve as Trustees after the public offering of Shares shall satisfy the requirements set forth below in this Section 2.1, as applicable, at both the time of such nomination, election, appointment, and/or qualification and at the time such individuals would otherwise take office as Trustees, except that such requirements are subject to waiver by a majority of the Continuing Trustees then in office:

(a)

Qualifications applicable to any individual nominated, elected, appointed, and/or qualified to serve as a Trustee, including any individual nominated, elected, appointed, and/or qualified to serve as an Independent Trustee (as defined herein):

1)     such individual shall serve as a trustee or director of no more than three (3) issuers (including the Trust) having securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (investment companies or individual series thereof having the same investment adviser or investment advisers that hold themselves out as related advisers for purposes of investment and investor services shall all be counted as a single issuer for this purpose);

2)     such individual shall not (A) be an employee, officer, partner, member, trustee, director or 5% or greater shareholder of, or have accepted directly or indirectly during the last year any consulting, advisory, or other compensatory fee from, any investment adviser (other than the Trust’s investment adviser or any investment adviser that holds itself out to investors as related to the Trust’s investment adviser for purposes of investment and investor services), collective investment vehicle primarily engaged in the business of investing in “investment securities” (as defined in the 1940 Act) (an “investment fund,” whether or not such investment fund is an “investment company” as defined in the 1940 Act or is required to register under the 1940 Act) (other than the Trust and any other investment fund advised by the Trust’s investment adviser or any investment adviser that holds itself to investors as related to the Trust’s investment adviser for purposes of investment and investor services) or entity controlling, controlled by, under common control with or acting in concert with any investment adviser or investment fund (other than any entity controlling, controlled by, under common control with or acting in concert with the Trust, the Trust’s investment adviser, any investment adviser that holds itself out to investors as related to the Trust’s investment adviser for purposes of investment and investor services or any investment fund advised by the Trust’s investment adviser or any investment adviser that holds itself out to investors as related to the Trust’s investment adviser for purposes of investment and investor services) or (B) serve or have served within the past 3 years as a trustee of any closed-end investment company which, while such individual was serving as a trustee or within one year after the end of such service, ceased to be a closed-end investment company registered under the 1940 Act;

3)     such individual shall not be, and shall not have been at any time previously, a person that is described in Section 9(a) of the 1940 Act that would result in such individual or a company of which such individual is an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) being ineligible to serve or act in the capacity of employee, officer, trustee, director, member of an advisory board, investment adviser, or depositor of any registered investment company, or principal underwriter for any registered open-end investment company, registered unit investment trust, or registered face-amount certificate company;

4)     such individual shall not be, and shall not have been at any time previously, the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or, in the judgment of a majority of the Continuing Trustees then in office, could reasonably have been expected or would reasonably be expected to permit, the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, trustee, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter; and

5)     such individual shall satisfy such additional requirements as approved by a majority of the Continuing Trustees from time to time.

(b)	Additional qualifications applicable to any individual nominated, elected, appointed, and/or qualified to serve as an Independent Trustee (as defined herein):

1)     such individual may not directly or indirectly own, control or hold with the power to vote, or be a member of a group of Shareholders party to an agreement, arrangement or practice for sharing information or decisions concerning Shareholder actions or the acquisition, disposition or voting of Shares, who in the aggregate directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding Shares of any class or series of Shares (each such person and each member of such a group, a “5% Holder”), may not control, be controlled by, be under common control with or act in concert with a 5% Holder, and may not be an immediate family member of a person who is or who controls, is controlled by, is under common control with or acts in concert with a 5% Holder;

2)     such individual may not, and any immediate family member of such individual may not, be employed or have been employed within the last year by a 5% Holder or any person who controls, is controlled by, is under common control with or acts in concert with a 5% Holder;

3)     such individual may not, and any immediate family member of such individual may not, have accepted, or be an officer or employee of any entity that accepted, directly or indirectly during the last year any consulting, advisory, or other compensatory fee from a 5% Holder or from any person who controls, is controlled by, is under common control with or acts in concert with a 5% Holder;

4)     such individual may not, and any immediate family member of such individual may not, be an officer, director, trustee, general partner or managing member (or person performing similar functions) of a 5% Holder or of any person who controls, is controlled by, is under common control with or acts in concert with a 5% Holder;

5)     such individual may not, and any immediate family member of such individual may not, be employed or have been employed within the last year by any investment fund or any company or companies controlled by an investment fund that in the aggregate own (A) more than three percent (3%) of the outstanding voting Shares, (B) securities issued by the Trust having an aggregate value in excess of five percent (5%) of the total assets of such investment fund, (C) securities issued by the Trust and by all other investment funds having an aggregate value in excess of ten percent (10%) of the total assets of the investment fund making such investment, or (D) with other investment funds having the same investment adviser or investment advisers affiliated through a control relationship or investment advisers that hold themselves out as related advisers for purposes of investment and investor services and companies controlled by such investment funds, more than ten percent (10%) of the outstanding voting Shares (an investment fund making such investment(s) and any company or companies controlled by it in the aggregate owning securities in excess of the amounts set forth in (A), (B), (C) or (D) being referred to as a “12(d) Holder”), or by any person who controls, is controlled by, is under common control with or acts in concert with a 12(d) Holder;

6)     such individual may not, and any immediate family member of such individual may not, have accepted, or be an officer or employee of any entity that accepted, directly or indirectly during the last year any consulting, advisory, or other compensatory fee from a 12(d) Holder or from any person who controls, is controlled by, is under common control with or acts in concert with a 12(d) Holder;

7)     such individual may not, and any immediate family member of such individual may not, be an officer, director, trustee, partner or member (or person performing similar functions) of a 12(d) Holder or of any person who controls, is controlled by, is under common control with or acts in concert with a 12(d) Holder;

8)     such individual may not, and any immediate family member of such individual may not, themselves be, or control or act in concert with, a 12(d) Holder or any person who controls, is controlled by, is under common control with or acts in concert with a 12(d) Holder; and

9)     such individual shall satisfy such additional requirements for Independent Trustees as approved by a majority of the Continuing Trustees from time to time.

2.2 Board Conduct Policies. The Trustees may from time to time require all Trustees and any nominee to agree in writing to comply with such policies as to matters of corporate governance, business ethics, confidentiality, and other matters as the Trustees may from time to time in their discretion adopt, including as a condition to submitting the nominee as a candidate for election to the Board of Trustees by shareholders (“Board Conduct Policies”). Such Board Conduct Policies may provide that the Trustees may determine that willful violations by a Trustee of such Board Conduct Policies shall constitute grounds for removal of such Trustee.

ARTICLE 3

Meetings of Trustees

3.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place or by the same means as an annual meeting of the Shareholders.

3.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairperson of the Trustees (if any), the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

3.3 Notice. It shall be sufficient notice to a Trustee of a special meeting (a) to send notice (i) by mail at least seven days before the meeting; (ii) by courier at least forty-eight hours before the meeting; or (iii) by e-mail, telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address (or facsimile number or e-mail address as the case may be) or (b) to give notice to him or her in person or by telephone or voicemail at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.5 Telephone Meetings; Consents. Except as otherwise provided in the Declaration of Trust or from time to time in these Bylaws, any action to be taken by the Trustees may be taken at a meeting (i) by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, or (ii) by written consent of a majority of the Trustees then in office (or such greater number as may be required by the Declaration of Trust, these Bylaws, or applicable law).

ARTICLE 4

Officers and Chairperson of the Trustees

4.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

4.2 Election. The President, the Treasurer and the Secretary shall be elected by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time. If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the Trustees, as well as a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust (“Independent Trustees”), and otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time (“Rule 38a-1”). Vacancies in any office may be filled at any time.

4.3 Tenure. The Chairperson of the Trustees, if one is elected, the President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified, provided that, if required by the 1940 Act, any removal of the Chief Compliance Officer shall be in accordance with Rule 38a-1. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

4.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and set forth in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

4.5 Chairperson of the Trustees. There shall be an office of the Chairperson of the Trustees, which shall serve on behalf of the Trustees. The office of the Chairperson shall not be an officer position of the Trust, but an officer of the Trust who is also a Trustee may serve as Chairperson of the Trustees. The office of the Chairperson of the Trustees may be held by more than one person. Any Chairperson of the Trustees shall be elected by a majority of the Trustees, as well as a majority of the Independent Trustees if required by the 1940 Act. If required by the 1940 Act, any Chairperson of the Trustees shall be an Independent Trustee and may, but need not, be a Shareholder. The powers and the duties of the Chairperson of the Trustees shall include any and all such powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees or as may be required by law, provided that the Chairperson of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chairperson of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust’s investment adviser(s) and other service providers, as deemed necessary or appropriate. The Trustees, including a majority of the Independent Trustees if required by the 1940 Act, may appoint one or more persons to perform the duties of the Chairperson of the Trustees, in the event of his or her absence at any meeting or in the event of his or her disability.

4.6 President; Vice President. The President shall be the chief executive officer and the principal executive officer for purposes of the Sarbanes-Oxley of 2002 (“SOX”). Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

4.7 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. The Treasurer shall be the principal financial officer for purposes of SOX. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

4.8 Secretary; Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books and records to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

4.9 Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1 under the 1940 Act, and shall have such other duties and powers as may be designated from time to time by the Trustees.

4.10 Resignations. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairperson of the Trustees, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 5

Committees

5.1 Quorum; Voting. Except as provided below or as otherwise specifically provided in the Committee’s Charter or in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consent of a majority of the members then in office (or such greater number as may be required by the Declaration of Trust, these Bylaws, or applicable law).

Except as specifically provided in the Committee’s Charter or in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Article 3, Section 3.2 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings, except that it shall be sufficient notice to any Valuation Committee consisting of any of the Trustees to send notice by e-mail, telegram, telex or telecopy or other electronic means (including by telephone voice-message) at least fifteen minutes before the meeting.

ARTICLE 6

Reports

6.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 7

Fiscal Year

7.1 General. Except as from time to time otherwise determined by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and the subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 8

Seal

8.1 General. The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat faced die with the word “Massachusetts” together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the

Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 9

Execution of Papers

9.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

ARTICLE 10

Shareholders’ Voting Powers and Meetings

10.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Sections 1 and 3 of the Declaration of Trust, (ii) with respect to any Manager or sub-adviser as provided in Article IV, Section 8 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to certain transactions and other matters to the extent and as provided in Article V, Sections 2 and 3 of the Declaration of Trust, (iv) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4(b) of the Declaration of Trust (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) or (y) of Article IX, Section 4(b) of the Declaration of Trust), (v) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws, any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, any agreement of the Trust with any national securities exchanges or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the Declaration of Trust, these Bylaws, or required by applicable law. Except as otherwise provided in the Declaration of Trust or in respect of the terms of a class of preferred shares of beneficial interest of the Trust as reflected in these Bylaws or in any resolution of the Trustees that authorizes the issuance of such a class or in the written statement setting forth the relative rights and preferences of such a class, or as required by applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders as to such class or series.

Nothing in these Bylaws or the Declaration of Trust shall restrict the power of the Trustees to terminate any series or class of Shares by written notice to the Shareholders of such series or class, whether or not such Shareholders have voted (or are proposed to vote) with respect to a merger, reorganization, sale of assets, or similar transaction involving such series or class of Shares.

10.2 Voting Power and Meetings. Except as provided in this paragraph, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on a national securities exchange, on at least an annual basis, on such day and at such place as shall be designated by the Trustees; provided that, subject to any restrictions imposed by applicable law, and upon designation by a majority of Trustees, Shareholder meetings may be held solely by means of remote communications, or may be held in a “hybrid” format where some participants attend in person and others attend by means of remote communications. For the avoidance of doubt, for this purpose, such a regular meeting of Shareholders will be deemed to have been held “on at least an annual basis” if the meeting commences on any date that would be within the timeframe permitted for the annual meeting in that year by any national securities exchange on which Shares trade. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. Special meetings of the Shareholders or any or all classes or series of Shares may also be called by the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by a majority of the Trustees and a majority of the Continuing Trustees to be necessary or desirable. A special meeting of Shareholders may be held at any such time, day and place or means as is designated by the Trustees. Notice of any meeting of Shareholders, stating the date, time, place or means, and purpose of the meeting, shall be given or caused to be given by a majority of the Trustees and a majority of the Continuing Trustees at least seven days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder’s address as it appears on the records of the Trust or by providing notice to such Shareholder by electronic transmission or by any other means permitted by applicable law. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer or agent designated for such purpose by the Trustees. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election. Notwithstanding anything to the contrary in this Section 10.2, no matter brought by any Shareholder shall be properly before any annual or special meeting of Shareholders and no business brought by any Shareholder shall be transacted thereat unless in accordance with Section 10.7 of these Bylaws.

10.3 Quorum and Required Vote. Except when a larger quorum is required by any provision of law or the Declaration of Trust or these Bylaws, thirty three and one third percent (33 1/3%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business with respect to that matter at a Shareholders’ meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty three and one third percent (33 1/3%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. The chair of the Shareholders’ meeting may from time to time, on his or her own motion by announcement to the meeting, adjourn the meeting with respect to one or more matters to reconvene at the same or some other place or by the same or some other means. No notice of the adjournment need be given if the date, time, and place or means of the meeting are announced at the time of the adjournment. The Trustees may, prior to a Shareholders’ meeting being convened, postpone such meeting from time to time, and announcement of such postponement may be made by press release or other means of public communication as permitted or required by applicable law. With respect to a Shareholders’ meeting, all Shares (or, as applicable, Shares of a class or series) that are voted as to any matter in person or by proxy, Shares (or, as applicable, Shares of a class or series) that are voted in person or by proxy to abstain as to any matter, and Shares (or, as applicable, Shares of a class or series) with respect to which, as to any matter, the broker holding such Shares as record owner does not have power to vote but votes such Shares on another matter (including, for the avoidance of doubt, a vote to abstain on such other matter) for consideration at the same Shareholders’ meeting (“broker non-votes”) shall be treated as Shares that are present and entitled to vote for purposes of determining quorum of the Shares (or, as applicable, quorum of the Shares of such class or series) for such matter.

Except when a different vote is required by any provision of law, the Declaration of Trust, these Bylaws or a resolution of the Trustees, (a) with respect to the election of Trustees, other than a Contested Election (as defined below), a nominee receiving the affirmative vote of a plurality of the Shares voted at any meeting at which a quorum as to the election of Trustees is present shall be elected, (b) with respect to a Contested Election, a nominee receiving the affirmative vote of a majority of the Shares outstanding and entitled to vote with respect to the election of Trustees at any meeting at which a quorum as to the election of Trustees is present shall be elected (the “Majority Voting Standard”), and (c) for all other items of business, upon the affirmative vote of a majority of the votes cast in person or by proxy at any meeting at which a quorum as to such matter is present, such matter shall be approved. In the event that the Majority Voting Standard is held by a federal or state court sitting within the Commonwealth of Massachusetts to be inconsistent with applicable law governing Massachusetts business trusts, then, with respect to any Contested Election until such ruling is reversed, overturned, vacated, stayed or otherwise nullified, a nominee receiving the affirmative vote of a plurality of the Shares voted at any meeting at which a quorum as to the election of Trustees is present shall be elected.

For purposes of the foregoing paragraph, “Contested Election” shall mean any election of Trustees in which the number of persons nominated for election as Trustees with respect to a given class or series of Shares in accordance with Section 10.7 of these Bylaws exceeds the number of Trustees to be elected with respect to such class or series, with the determination that any election of Trustees is a Contested Election to be made by the Secretary or any Assistant Secretary of the Trust prior to such election of Trustees.

In the event of a Contested Election, if one or more nominees are elected who were not Trustees prior to such Contested Election (“Non-Incumbents”), then the Non-Incumbents shall first be deemed to have been elected to fill any vacancies and then, if all vacancies have been filled, to succeed those Trustees who served as Trustees prior to such Contested Election and stood for reelection at such Contested Election and received the fewest affirmative votes, the designation of the specific Non-Incumbents to fill such vacancies and to succeed such Trustees to be made by a majority of the Continuing Trustees by resolution following such Contested Election. If an annual meeting (the “Current Annual Meeting”) Shareholders will consider the election of a Trustee whose term is set to expire at the time of such Current Annual Meeting and upon the election and qualification of his or her successor (an “Expiring Trustee”), and the Expiring Trustee is not reelected and no successor to such Expiring Trustee is elected and qualified (in either case, because the required vote or quorum is not obtained or for any other reason), then such Expiring Trustee shall continue to serve as a Trustee and remain a member of the relevant class of Trustees, holding office until the annual meeting held in the third succeeding year following the year for which the Current Annual Meeting was called in the initial notice thereof and until the election and qualification of such Expiring Trustee’s successor, if any, or until such Expiring Trustee sooner dies, resigns, retires or is removed.

10.4 Conduct of Meetings. Every meeting of Shareholders shall be presided over by the Chairperson of the Trustees, if any, acting as chairperson of such meeting of Shareholders, or a Trust officer or other person delegated the authority to preside over the meeting by the Chairperson of the Trustees. In the event that the Chairperson of the Trustees does not preside at such meeting of Shareholders or delegate such power and authority to an officer of the Trust or other person, the President or the President’s designee shall preside at such meeting. In the event that the President or the President’s designee does not preside at such meeting of Shareholders, the Continuing Trustees shall designate the chairperson of such meeting.

The Trustees may adopt by resolution such rules and regulations for the conduct of any meeting of Shareholders as they shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Trustees, the chairperson of any meeting of Shareholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Trustees or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at, and participation in, the meeting to Shareholders, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by Shareholders; and (g) the extent to which, if at all, other participants are permitted to speak.

10.5 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

10.6 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers of the Trust to fix a time, which shall be not more than 90 days before the date initially set for any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment or postponement thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

10.7 Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals.

(a) As used in this Section 10.7, the term “annual meeting” refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in Section 10.2 of these Bylaws, and the term “special meeting” refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

(b) Unless otherwise required by applicable law, the matters to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10.7. Only persons who are nominated in accordance with the procedures set forth in this Section 10.7 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of Shareholders or otherwise transacted unless in accordance with the procedures set forth in this Section 10.7, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

(c) Unless otherwise required by applicable law, for any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws, (ii) otherwise brought before the meeting by or at the direction of a majority of the Continuing Trustees (or any duly authorized committee thereof), or (iii) brought before the meeting in the manner specified in this Section 10.7(c) by a Shareholder of record entitled to vote at the meeting or by a Shareholder (a “Beneficial Owner”) that owns beneficially Shares entitled to vote at the meeting through a nominee or “street name” holder of record and that can demonstrate to the Trust such beneficial ownership and such Beneficial Owner’s entitlement to vote such Shares, provided that the Shareholder was the Shareholder of record or the Beneficial Owner of such Shares at the time the notice provided for in this Section 10.7(c) is delivered to the Secretary and, at such time, held or beneficially owned Shares entitled to be voted on the nomination or proposal by the Shareholder for at least one (1) year. For the avoidance of doubt, any references in this Section 10.7 to “Shareholder” shall, unless otherwise stated, include both Shareholders of Record and Beneficial Owners.

In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before an annual meeting only pursuant to timely notice (the “Shareholder Notice”) in writing to the Secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive office of the Trust not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the prior year’s annual meeting; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series, if applicable, and number of all Shares of the Trust owned of record or beneficially by each such person or persons and any Proposed Nominee Associated Person (as defined below); (C) any information regarding each proposed nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Schedule 14A under the Exchange Act (or the corresponding provisions of any applicable regulation or rule subsequently adopted by the SEC or any successor agency applicable to the Trust); (D) any information regarding the person or persons to be nominated and any Proposed Nominee Associated Person that would be required to be disclosed (if such proposed nominee were a nominee) in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors in an election contest (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or any other applicable law or regulation; (E) whether such Shareholder believes any proposed nominee is or will be an “interested person” of the Trust (as defined in the 1940 Act) and, if not an “interested person,” information regarding each proposed nominee that will be sufficient for the Trust to make such determination, including information with respect to each relationship set forth in Section 2(a)(19) of the 1940 Act that may cause a proposed nominee to be an “interested person” or a representation that no such relationship exists; (F) any information as to whether and the extent to which any derivative instrument, swap, option, warrant, short position, hedge or profit interest or other transaction, agreement, arrangement or understanding has been entered into or made by or on behalf of any proposed nominee, or any Proposed Nominee Associated Person, with respect to Shares; (G) any information as to whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been entered into or made by or on behalf of any proposed nominee, or any Proposed Nominee Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such proposed nominee, or any Proposed Nominee Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such proposed nominee, or any Proposed Nominee Associated Person, with respect to Shares; (H) information to establish to the satisfaction of the Trustees that each proposed nominee satisfies the Trustee qualifications as set out in these Bylaws, including, where applicable, the additional qualifications for Independent Trustees set forth in Section 2.l(b) of these Bylaws; and (I) a representation as to whether each proposed nominee meets all applicable legal requirements relevant to service as a Trustee or a Committee member, including, but not limited to, the rules adopted by the principal listing exchange (if any) upon which Shares are listed, Rule 10A-3 under the Exchange Act (or any successor provision thereto), Article 2-01 of Regulation S-X under the Exchange Act with respect to the Trust’s independent registered public accounting firm (or any successor provision thereto), and any other criteria established by the 1940 Act or other applicable law related to service as a trustee of a management investment company or the permitted composition of the board of trustees of a management investment company, together with information regarding each proposed nominee that will be sufficient, in the discretion of the Trustees, to evaluate such representation; (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected; and (iii) a brief description of each proposed nominee’s relevant background and experience for membership on the Board of Trustees, such as qualification as an audit committee financial expert. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any such Shareholder Notice must be accompanied by a written agreement signed by each proposed nominee by which such proposed nominee shall agree to any Board Conduct Policies adopted by the Trustees pursuant to Section 2.2 of these Bylaws; refusal by a proposed nominee to agree in writing to any such Board Conduct Policies shall render the nomination ineffective for failure to satisfy the requirements of these Bylaws. Any Shareholder Notice required by this Section 10.7(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; (iii) such Shareholder’s name and address as they appear on the Trust’s books; (iv) any information relating to the Shareholder and any Shareholder Associated Person (as defined below) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies in a proxy contest (even if a proxy contest is not involved) with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series, if applicable, and number of all Shares of the Trust owned beneficially and of record by such Shareholder and any Shareholder Associated Person; (vi) any material interest of such Shareholder or any Shareholder Associated Person in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed; (viii) a complete description of all agreements, arrangements or understandings (whether written or oral) between the Shareholder or any Shareholder Associated Person, and each proposed nominee and/or any other person or persons (including their names) pursuant to which the nomination(s) or proposal(s) are to be made by the Shareholder; (ix) in the case of a Shareholder who is a Beneficial Owner, evidence establishing such Beneficial Owner’s indirect ownership of, and entitlement to vote, the Shares at the meeting of Shareholders; (x) any information as to whether and the extent to which any derivative instrument, swap, option, warrant, short position, hedge or profit interest or other transaction, agreement, arrangement or understanding has been entered into or made by or on behalf of such Shareholder, or any Shareholder Associated Person, with respect to Shares; and (xi) any information as to whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been entered into or made by or on behalf of such Shareholder, or any Shareholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such Shareholder, or any Shareholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such Shareholder, or any Shareholder Associated Person, with respect to Shares. As used in this Section 10.7, Shares “beneficially owned” shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

For purposes of the foregoing, a “Proposed Nominee Associated Person” of any proposed nominee shall mean (a) any person acting in concert with such proposed nominee, (b) any direct or indirect beneficial owner of Shares owned of record or beneficially by such proposed nominee or any person acting in concert with the proposed nominee, (c) any person controlling, controlled by or under common control with such proposed nominee or a Proposed Nominee Associated Person, and (d) any member of the immediate family of such proposed nominee or a Proposed Nominee Associated Person. A “Shareholder Associated Person” of any Shareholder shall mean (a) any person acting in concert with such Shareholder, (b) any direct or indirect beneficial owner of Shares owned of record or beneficially by such Shareholder or any person acting in concert with such Shareholder, (c) any person controlling, controlled by or under common control with such Shareholder or a Shareholder Associated Person, and (d) any member of the immediate family of such Shareholder or Shareholder Associated Person.

(d) Unless otherwise required by applicable law, for any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust’s notice of meeting if and only if the Shareholder provides a notice containing the information required in the Shareholder Notice to the Secretary required with respect to annual meetings by Section 10.7(c) hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting are publicly announced or disclosed. For the avoidance of doubt, the Shareholder ownership requirements set forth in Section 10.7(c) hereof with respect to an annual meeting shall apply mutatis mutandis to any special meeting.

(e) A Shareholder providing notice of any nomination or proposal to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that:

(i)

the information provided or required to be provided in such notice pursuant to Section 10.7(c) or Section 10.7(d) of these Bylaws shall be true and correct as of the record date for determining the Shareholders entitled to vote or act at the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive office of the Trust not later than five (5) business days after the record date for determining the Shareholders entitled to vote or act at such annual meeting or special meeting; and

(ii)

any subsequent information reasonably requested by the Trustees to determine that any proposed nominee has met the Trustee qualifications as set out in these Bylaws is provided, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive office of the Trust not later than five (5) business days after the request by the Trustees for subsequent information regarding Trustee qualifications has been delivered to or mailed and received by such Shareholder providing notice of any nomination.

Without limiting the foregoing, upon the Trust’s request, an individual nominated for election as a Trustee must complete a questionnaire addressing such Trustee’s independence and any other matters deemed reasonable by the Trust. The failure to complete any such questionnaire in a reasonably complete, diligent, accurate, and good faith manner or to duly execute and provide any such questionnaire to the Secretary at the principal executive office of the Trust not later than seven (7) calendar days after the Trust first sends the questionnaire to such proposed nominee will render the nomination ineffective for failure to satisfy the requirements of these Bylaws.

(f) Unless otherwise required by applicable law, for purposes of this Section 10.7, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the SEC, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or administrator or an affiliate of such investment adviser or administrator with respect to the Trust.

(g) Unless otherwise required by applicable law, in no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 10.7.

(h) Unless otherwise required by applicable law, the person presiding at any meeting of Shareholders pursuant to Section 10.4 of these Bylaws, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 10.7 and elsewhere in these Bylaws and the Declaration of Trust and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

(i) Notwithstanding anything to the contrary in this Section 10.7 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Continuing Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section 10.7 shall be construed as creating any implication or presumption as to the requirements of federal law.

ARTICLE 11

Issuance of Share Certificates

11.1 Share Certificates. Each Shareholder shall be entitled to a certificate stating the number of Shares (as defined in the Declaration of Trust) owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.

Notwithstanding the foregoing, in lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

11.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe, including, but not limited to, levying all replacement costs upon the Shareholder.

11.3 Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

11.4 Discontinuance of Issuance of Certificates. Notwithstanding anything to the contrary in this Article 11, the Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE 12

Inspection of Books and Accounts by Shareholders

12.1 Inspection of Books and Accounts by Shareholders. The Trustees shall from time to time determine, by resolution of a majority of the Trustees, whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any subset of them shall be open to the inspection of Shareholders; and no Shareholder shall have any right to inspect any accounts or books of the Trust except as conferred by law specifically applicable to Massachusetts business trusts or as authorized by a majority of the Trustees.

ARTICLE 13

Provisions Relating to the Conduct of the Trust’s Business

13.1 Forum for Adjudication of Disputes. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any action or proceeding brought on behalf of the Trust or the Shareholders, (b) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, or other employee of the Trust to the Trust or the Shareholders, (c) any action asserting a claim arising pursuant to any applicable provision of the laws of the Commonwealth of Massachusetts or the Declaration of Trust or these Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these Bylaws or any agreement contemplated by any provision of the 1940 Act, the Declaration of Trust or these Bylaws, or (e) any action asserting a claim governed by the internal affairs doctrine shall be within the federal or state courts sitting within the Commonwealth of Massachusetts (each, a “Covered Action”). For the sake of clarity, the foregoing provision shall not apply to Covered Actions asserted under the federal securities laws. Any person purchasing or otherwise acquiring or holding any interest in Shares of the Trust shall be deemed (a) to have notice of and consented to the provisions of this Section 13.1, and (b) to have waived any argument relating to the inconvenience of the forum referenced above in connection with any action or proceeding described in this Section 13.1.

If any Covered Action is filed in a court other than in a federal or state court sitting within the Commonwealth of Massachusetts (a “Foreign Action”) in the name of any holder of any interest in Shares of the Trust, such holder shall be deemed to have consented to (i) the personal jurisdiction of The Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the first paragraph of this Section 13.1 (an “Enforcement Action”) and (ii) having service of process made upon such holder in any such Enforcement Action by service upon such holder’s counsel in the Foreign Action as agent for such holder.

If any provision or provisions of this Section 13.1 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 13.1 (including, without limitation, each portion of any sentence of this Section 13.1 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

ARTICLE 14

Writings

14.1 General. Any requirement under these Bylaws for a “writing” or “written” agreement, consent, instrument, notice, statement, waiver, or other document shall be sufficiently given if given by e-mail transmission, facsimile transmission, or other similar electronic means of communication that provides evidence of transmission and is acceptable to the sending and the receiving parties.

ARTICLE 15

Amendment to the Bylaws

15.1 General. Except to the extent that the Declaration of Trust or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees and/or the Continuing Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees and a majority of the Continuing Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such Trustees and Continuing Trustees; provided, however, that the approval of a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees shall be required for any amendment, change, alteration or repeal of Article 10 of these Bylaws.